For Immediate Release

Yukon Gold Corporation, Inc. Re-domiciliation and Merger

Oakville, Canada, May 18, 2011, Yukon Gold Corporation, Inc. (the “Company”) (OTCBB: YGDC), is pleased to announce it has re-domiciled the Company to the State of Nevada from the State of Delaware by way of a merger into its wholly-owned Nevada subsidiary with the same name. The Company’s trading symbol will change for the next 20 business days to “YGDCD”.

As part of the re-domiciling to Nevada, the shareholders approved an increase in the authorized common shares to 500,000,000 and a roll back of outstanding common shares of five (5) Delaware shares for one (1) Nevada share.

The Company undertook these changes as part of its re-organization and to assist in acquiring new mineral properties for the development of the Company.

About Yukon Gold

Yukon Gold Corporation, Inc. is an exploration stage mining company, going through a re-organization with the intent of increasing its value to the shareholders.

For Further Information, contact:

Yukon Gold Corporation, Inc.
(905) 845-1073 or
info@lancecapitalltd.com

FORWARD-LOOKING STATEMENTS: This news release contains certain “forward-looking statements” within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended. Except for statements of historical fact relating to the Company, certain information contained herein constitutes forward-looking statements. Forward-looking statements are frequently characterized by words such as “plan”, “expect”, “project”, “intend”, “believe”, “anticipate”, “estimate” and other similar words or statements that certain events or conditions “may” or “will” occur. Forward-looking statements are based on the opinions and estimates of management at the date the statements are made and are subject to a variety of risks and uncertainties and other factors that could cause actual events or results to differ materially from those projected in the forward-looking statements. These factors include the inherent risks involved in the exploration and development of mineral properties, the uncertainties involved in interpreting drilling results and other ecological data, fluctuating metal prices, the possibility of project cost overruns or unanticipated costs and expenses, uncertainties relating to the availability and costs of financing needed in the future and other factors. The Company undertakes no obligation to update forward-looking statements if circumstances or management’s estimates or opinions should change. The reader is cautioned not to place undue reliance on forwarding-looking statements.